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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 21, 2003

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

            001-15361                                  06-1523639
    (Commission File Number)              (I.R.S. Employer Identification No.)


                                605 Third Avenue
                            New York, New York 10158
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (212) 476-9000

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Item 5    Other Events

          On July 21, 2003, Neuberger Berman Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lehman Brothers Holdings Inc. ("Lehman Brothers") and Ruby Acquisition Company, a wholly owned subsidiary of Lehman Brothers ("Merger Sub"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Lehman Brothers (the "Merger").

          At the time the Merger becomes effective, each issued and outstanding share of the common stock of the Company (other than treasury shares and dissenting shares) ("Company Common Stock") will be canceled and converted into the right to receive $9.49 in cash and a fractional share of common stock, par value $0.10 per share, of Lehman Brothers ("Lehman Brothers Common Stock") determined pursuant to an exchange ratio based on the volume weighted average sales price of Lehman Brothers Common Stock for the ten consecutive trading days ending on the second trading day prior to the closing of the Merger (such average price, the "Lehman Reference Price"). Based upon the closing price for Lehman Brothers Common Stock on July 21, 2003, the implied price per share of Company Common Stock is $41.48, consisting of $9.49 in cash and 0.496 shares of Lehman Brothers Common Stock. If the Lehman Reference Price is less than or equal to $66.51, the exchange ratio will be 0.496 shares of Lehman Brothers Common Stock for each share of Company Common Stock. If the Lehman Reference Price is more than $66.51 and less than or equal to $73.00, the exchange ratio will result in each stockholder of the Company receiving total consideration of $42.50 per share of Company Common Stock. If the Lehman Reference Price is greater than $73.00 and less than or equal to $82.19, the exchange ratio will be
0.452 shares of Lehman Brothers Common Stock for each share of Company Common Stock. If the Lehman Reference Price is greater than $82.19 but less than or equal to $90.41, the exchange ratio will be adjusted so that the Company's stockholders will receive total consideration of $46.64 per share of Company Common Stock. The exchange ratio will be 0.411 if the Lehman Reference Price is more than $90.41. The merger consideration is subject to a downward adjustment if the asset-based fees from the Company's Private Asset Management ("PAM") clients decline (excluding market changes) to less than 85% of the level of such fees as of a pre-signing measurement date.

          The conditions to closing the Merger include, among other things, approval by the Company's stockholders, the asset-based fees of the Company's PAM clients being at least 80% of the level of such fees as of a pre-signing measurement date (excluding market changes), receipt of approvals by the Company's mutual fund shareholders, the execution of certain employment agreements and an amendment to the Company's existing Stockholders Agreement and other customary conditions and regulatory approvals. The Company may terminate the Merger Agreement if the Lehman Reference Price is less than $61.51 for the ten consecutive trading days ending on the second trading day prior to the closing, subject to a right of Lehman Brothers to increase the aggregate consideration paid to stockholders to an amount no less than $40.00 per share.

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          Under the Merger Agreement, the Company is permitted to terminate the
Merger Agreement and accept a superior proposal under the circumstances set forth in the Merger Agreement. If it does so, it is required to pay Lehman Brothers a break-up fee of $95 million. The Merger Agreement also provides for the break-up fee to be paid under other customary circumstances.

          In connection with the execution of the Merger Agreement, certain stockholders of the Company entered into a Voting Agreement, dated as of July 21, 2003 (the "Voting Agreement"), with Lehman Brothers, whereby such Company stockholders have agreed, subject to the terms and conditions set forth in the Voting Agreement, to vote their shares of Company Common Stock in favor of approving the Merger Agreement and the Merger, and against any acquisition proposals from a third party.

          A copy of the Merger Agreement is attached to this report as Exhibit
2.1. A copy of the Voting Agreement is attached to this report as Exhibit 99.1. A copy of the joint press release, dated July 22, 2003, relating to the Merger is attached to this report as Exhibit 99.2. The Merger Agreement, the Voting Agreement and the press release are incorporated herein by reference. The above descriptions of the Merger Agreement, the Voting Agreement and the press release, as well as the transactions contemplated by those documents, are not complete and are qualified in their entirety by reference to those exhibits.

Item 7    Financial Statements and Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of July 21, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company and Neuberger Berman Inc.

          99.1 Voting Agreement, dated as of July 21, 2003, by and among Lehman Brothers Holdings Inc. and the parties signatory thereto.

          99.2   Joint Press Release, dated July 22, 2003.

Item 9    Regulation FD Disclosure

          The Company is furnishing the following information pursuant to Item 9 and Regulation FD.

          On July 22, 2003, the Company announced that assets under management at June 30, 2003, were $63.7 billion. Assets under management in the PAM segment were $23.9 billion at quarter end, and assets under management in the Mutual Fund and Institutional segment were

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$39.7 billion. At June 30, 2003, $20.2 billion was managed by the Mutual Fund and Sub-Advised Account business. The institutional business, which is comprised of institutional separate accounts and wrap accounts, managed an aggregate of $19.5 billion, of which $12.3 billion was in separate accounts and alternative investment products, and $7.2 billion was in wrap accounts.

          At June 30, 2003, the Company had $255 million in net excess cash.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEUBERGER BERMAN INC.


Dated: July 22, 2003                By: /s/ Matthew S. Stadler
                                       -----------------------------------
                                    Name: Matthew S. Stadler
                                    Title: Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.         Description

2.1 Agreement and Plan of Merger, dated as of July 21, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company and Neuberger Berman Inc.

99.1 Voting Agreement, dated as of July 21, 2003, by and among Lehman Brothers Holdings Inc. and the parties signatory thereto.

99.2 Joint Press Release, dated July 22, 2003, of Lehman Brothers Holdings Inc. and Neuberger Berman Inc.